EXHIBIT 5


                     ENVIRODYNE INDUSTRIES, INC.
                          701 Harger Road
                     Oak Brook, Illinois 60521

                           October 30, 1995


Envirodyne Industries, Inc.
701 Harger Road, Suite 190
Oak Brook, IL   60521

          Re: Envirodyne Industries, Inc. 650,000 Shares of
                 Common Stock, par value $.01 per share
              ----------------------------------------------

          This opinion of counsel is provided in my capacity as General Counsel of Envirodyne Industries, Inc. ("Envirodyne"), a
Delaware corporation.

          I refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Envirodyne with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 650,000 shares of Common Stock, par value $.01 per share (the "Shares"), of Envirodyne in connection with the Envirodyne Industries, Inc. 1993 Stock Option Plan (the "Plan").

          I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, I am of the opinion that:

     1. Envirodyne is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Shares will be, as and when acquired in accordance with the terms and conditions of the Plan, legally issued, fully paid and nonassessable

          The opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America. I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares.


          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to myself included in or made a part of the Registration Statement.



                              Sincerely yours,



                              Stephen M. Schuster
                              Vice President, Secretary and
                                General Counsel


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